Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
August 3, 2006		Dirk Montgomery
FOR IMMEDIATE RELEASE		(813) 282-1225

OSI RESTAURANT PARTNERS, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, August 3, 2006 - OSI Restaurant Partners, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended July 29, 2006 compared with the same four-week period in 2005 changed by approximately:

Four weeks ended July 29, 2006	Company- owned	Franchise and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-4.7%	-3.8%	-4.6%
Carrabba’s Italian Grills	-3.5%	n/a	-3.5%
Bonefish Grills	-0.2%	-5.6%	-0.6%
Fleming’s Prime Steakhouse and Wine Bars	0.1%	n/a	0.1%
Roy’s	0.0%	n/a	0.0%

Domestic average unit volumes
Outback Steakhouses	-4.8%	-3.9%	-4.7%
Carrabba’s Italian Grills	-6.2%	n/a	-6.2%
Bonefish Grills	0.2%	-17.7%	-0.9%
Fleming’s Prime Steakhouse and Wine Bars	-3.5%	n/a	-3.5%
Roy’s	-1.0%	n/a	-1.0%

Changes in comparable store sales and average unit volumes for domestic, Company-owned restaurants for the four-week period include year to year menu price changes of approximately:

Four weeks ended July 29, 2006	Company-owned menu price changes (1)
Outback Steakhouses	0.8%
Carrabba’s Italian Grills	0.6%
Bonefish Grills	1.3%
____________
(1)
Reflects nominal amounts of menu price changes, prior to any change in product mix because of price increases, and may not reflect amounts effectively paid by the customer. Menu price increases are not provided for Fleming’s and Roy’s as a significant portion of their sales come from specials, which fluctuate daily.

STORE INFORMATION
	Restaurants opened/(closed) during the month ended July 31, 2006	Restaurants open as of July 31, 2006
Outback Steakhouses
Company-owned - domestic	1	677
Company-owned - international	2	114
Franchised and development joint venture - domestic	-	106
Franchised and development joint venture - international	-	44
Total	3	941
Carrabba's Italian Grills
Company-owned	1	212
Bonefish Grills
Company-owned	-	104
Franchised	-	7
Total	-	111
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	1	42
Roy’s
Company-owned	-	22
Cheeseburger in Paradise
Company-owned	1	36
Paul Lee’s Chinese Kitchens
Company-owned	(2)	-
Lee Roy Selmon’s
Company-owned	-	5

System-wide total	4	1,369

The OSI Restaurant Partners, Inc. restaurant system operates in 50 states and 21 countries internationally.

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